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            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
               TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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

                                               Six Months Ended June 30,                    Year ended December 31,
                                               -------------------------                    -----------------------
                                                   1997       1996              1996        1995       1994        1993      1992
                                                   ----       ----              ----        ----       ----        ----      ----
Income before taxes & extraordinary
  item and cumulative effect of
  accounting change . . . . . . . . . . . .      $ 33,034   $ 27,308         $ 50,517    $ 47,161   $ 36,681   $ 29,030  $ 23,654
Add: fixed charges. . . . . . . . . . . . .        51,089     46,752           97,736      85,426     55,229     47,271    50,870
                                                   ------     ------           ------      ------     ------     ------    ------
Earnings including interest
  expense - deposits. . . . . . . . . . . . (a)    84,123     74,060          148,253     132,587     91,910     76,301    74,524
Less: interest expense - deposits . . . . .       (42,535)   (39,860)         (81,655)    (71,780)   (46,560)   (42,873)  (47,727)
                                                  --------   --------         --------    --------   --------   --------  --------
Earnings excluding interest
  expense - deposits. . . . . . . . . . . . (b)  $ 41,588   $ 34,200         $ 66,598    $ 60,807   $ 45,350   $ 33,428  $ 26,797
                                                 - ------   - ------         - ------    - ------   - ------   - ------  - ------
                                                 - ------   - ------         - ------    - ------   - ------   - ------  - ------

Fixed charges:
  Interest expense - deposits . . . . . . .      $ 42,535   $ 39,860         $ 81,655    $ 71,780   $ 46,560   $ 42,873  $ 47,727
  Interest expense - borrowings . . . . . .         8,554      5,662           13,579      11,111      6,908      4,398     3,143
  Interest expense on capital leases. . . .             0          0                0           0          0          0         0
  Dividends on preferred stock (gross). . .             0      1,230            2,502       2,535      1,761          0         0
                                                        -      -----            -----       -----      -----          -         -
Fixed charges including interest
  expense - deposits. . . . . . . . . . . . (c)    51,089     46,752           97,736      85,426     55,229     47,271    50,870

Less: interest expense - deposits . . . . .       (42,535)   (39,860)         (81,655)    (71,780)   (46,560)   (42,873)  (47,727)
                                                  --------   --------         --------    --------   --------   --------  --------
Fixed charges excluding interest
  expense - deposits. . . . . . . . . . . . (d)  $  8,554   $  6,892         $ 16,081    $ 13,646   $  8,669   $  4,398  $  3,143
                                                 -  -----   -  -----         - ------    - ------   -  -----   -  -----  -  -----
                                                 -  -----   -  -----         - ------    - ------   -  -----   -  -----  -  -----

Preferred dividends . . . . . . . . . . . .      $      0   $    805         $  1,610    $  1,610   $  1,091   $      0  $      0
Effective tax rate. . . . . . . . . . . . .         33.61%     34.56%           35.65%      36.49%     38.04%     37.12%    36.13%
Preferred dividends - grossed
  up (1 - tax rate) . . . . . . . . . . . .      $      0   $  1,230            2,502    $  2,535   $  1,761   $      0  $      0

Earnings to combined fixed charges
  and preferred stock dividends:
  Excluding interest on deposits ((b)/(d)).          4.86x      4.96x            4.14x       4.46x      5.23x      7.60x     8.53x
  Including interest on deposits ((a)/(c)).          1.65x      1.58x            1.52x       1.55x      1.66x      1.61x     1.46x

CALCULATION OF FULLY DILUTED
  EARNINGS WITH REGARD TO
  CONVERTIBLE DEBENTURES

                                               Six Months Ended June 30,                      Year ended December 31,
                                               -------------------------                      -----------------------
                                                   1997       1996              1996        1995       1994        1993      1992
                                                   ----       ----              ----        ----       ----        ----      ----
Income before taxes . . . . . . . . . . . .      $ 33,034   $ 27,308         $ 50,517    $ 47,161   $ 36,681   $ 29,030  $ 23,654
Interest expense on convertible
  debentures. . . . . . . . . . . . . . . .             0          0               86         137        415        126         0
                                                        -          -               --         ---        ---        ---         -
Adjusted income before interest
  on convertible debentures . . . . . . . .        33,034     27,308           50,603      47,298     37,096     29,156    23,654
Adjusted income tax provision . . . . . . .        11,102      9,439           18,058      17,259     14,106     10,822     8,546
                                                   ------      -----           ------      ------     ------     ------     -----
Adjusted net income . . . . . . . . . . . .      $ 21,932   $ 17,869         $ 32,545    $ 30,039   $ 22,990   $ 18,334  $ 15,108
                                                 - ------   - ------         - ------    - ------   - ------   - ------  - ------
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